SIDE LETTER
补充协议

2010年12月15日
December 15, 2010

本补充协议涉及的是刘东强先生，一位中华人民共和国籍公民（*出让方*），与SunSi Energies Hong Kong Limited，一家根据香港法律组建的公司（*受让方*），于2010年11月22日签署的股权转让协议（*转股协议*）。本补充协议中使用的但未另行定义的每个术语应具有转股协议中赋予该等术语的含义。
Reference is made to that certain Equity Transfer Agreement, dated as of November 22, 2010 (the ***ETA***), between Mr. Liu Dongqiang, a citizen of the People's Republic of China (***Transferor)*** and SunSi Energies Hong Kong Limited, a company organized under the laws of Hong Kong (***Transferee***). Capitalized terms used but not otherwise defined herein shall have the respective meaning assigned to such terms in the ETA.

双方特此同意如下：
IT IS HEREBY AGREED as follows:

1 转股协议中目标股权的购买总价款从6,299,213美元应被调整为445,075美元。
The total Purchase Price for the Target Equity as described in the ETA shall be adjusted from US$6,299,213 to US$445,075.

2 受让方将促使在转股协议交割时以每股2美元的票面价格向转让方或转让方书面指定的实体交付2,924,194股SunSi Energies Inc.（其为一家在美国公开上市公司）（***SunSi US***）的股票，该等股票合计票面价值为5,848,388美元。
The Transferee shall cause to deliver at Closing of the ETA, 2,924,194 shares of SunSi Energies Inc. (***SunSi US***), a US publicly trading company, at a par value of US$2.00 per share to the Transferor or one or more entity designated in writing by the Transferor, with the aggregate par value of such shares being US$5,848,388 or RMB 39,000,000.

3 受让方（或其关联公司）将在股权协议交割后的6个月内以总价款人民币18,000,000元为对价，从转让方（或转让方书面指定的实体）处回购1,349,628股SunSi US的股票（*回购交易*）。受让方应在上述6个月的期限内向转让方发出书面通知，以启动回购交易。转让方在收到受让方的书面通知后，应配合受让方在合理时间内完成回购交易。回购交易的总价款应当根据中国人民银行公布的付款当日有效的人民币对美元汇率中间价，以等值与人民币18,000,000元的美元金额支付。
Transferee (or its affiliate) will buy-back from Transferor within 6 months after the Closing of the ETA 1,349,628 shares of SunSi US at the total price of RMB 18,000,000 (***Buy-Back Transaction***). Transferee shall notify Transferor in writing within the above mentioned 6 months period to trigger such Buy-Back Transaction. Transferor shall cooperate with Transferee to complete the

刘

Buy-Back Transaction within reasonable period upon receiving the written notice from Transferor. The transfer price of the Buy-Back Transaction shall be paid in USD amount equivalent to RMB 18,000,000 according to the middle rate of USD/RMB exchange rate published by the People's Bank of China effective on the date of payment of such transfer price.

4 为本补充协议下受让方向转让方或其指定实体交付股票之目的，双方同意签署必要的书面协议和/或文件。
The Parties agree to execute necessary written agreements and/or instruments for the purpose of delivery of shares by the Transferee to the Transferor or its designated entity pursuant to this Side Letter.

5 未经本补充协议各方签署书面文件，本补充协议不可修正或修改。
This Side Letter may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

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ZH

本补充协议双方已于文首注明日期正式签署与交付本补充协议，以昭信守。
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Side Letter as of the date first above written.

SunSi Energies Hong Kong Limited

由：
By:
姓名：
Name: Richard ST Julien
职务：
Title: President

刘东强
Liu Dongqiang

由
By:
姓名：
Name:
职务：
Title:

[补充协议之签署页]
[Execution Page of the Side Letter]